Exhibit 99.1

nLIGHT, Inc. Announces First Quarter 2021 Results
Revenues of $61.3 million and gross margin of 28.8% for the first quarter of 2021

VANCOUVER, Wash., May 6, 2021 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the first quarter of 2021.

“We delivered record first quarter revenue, which was driven by year-over-year growth in each of our end markets,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Led by stronger demand from customers outside of China and continued execution in our A&D business, our overall revenue increased by 42% year-over-year.”

“Growth from strategic customers and disciplined spending enabled us to generate gross margins and Adjusted EBITDA at the high end of our Q1 guidance. We ended the quarter with approximately $186 million of net cash, which provides us with greater flexibility to achieve our long-term growth objectives.”

First Quarter 2021 Financial Highlights

	Three Months Ended March 31,
(In thousands, except percentages)	2021	2020	% Change
Revenues	$61,345	$43,215	42.0%
Gross margin	28.8%	22.0%
Loss from operations	$(5,779)	$(6,737)	14.2%
Operating margin	(9.4)%	(15.6)%
Net loss	$(6,149)	$(7,475)	17.7%
Adjusted EBITDA(1)	$5,992	$237	NM
Adjusted EBITDA, as percentage of revenues	9.8%	0.5%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $61.3 million for the first quarter of 2021 were up 42.0% compared to $43.2 million for the first quarter of 2020. Gross margin was 28.8% for the first quarter of 2021 compared to 22.0% for the first quarter of 2020. GAAP net loss for the first quarter of 2021 was $(6.1) million, or net loss of $(0.15) per diluted share, compared to net loss of $(7.5) million, or net loss of $(0.20) per diluted share, for the first quarter of 2020. Non-GAAP net income for the first quarter of 2021 was $2.6 million, or non-GAAP net income of $0.06 per diluted share, compared to non-GAAP net loss of $(3.0) million, or non-GAAP net loss of $(0.08) per diluted share, for the first quarter of 2020. Reconciliations of the non-GAAP information provided here to the most directly comparable GAAP metric have been provided in the financial statement tables included in this release.

Outlook
For the second quarter of 2021, nLIGHT expects revenues to be in the range of $62 million to $68 million, gross margin to be in the range of 26% to 30%, and Adjusted EBITDA to be in the range of $5 million to $8 million.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, May 6, 2021

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT First Quarter 2021 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP financial measures presented herein are specific to us and may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense, other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by common weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period, if applicable.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA and our expectations regarding customer demand for our products, operating results, and financial position, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) the impact on our sales and operations of public health crises in China, the United States or internationally, including the COVID-19 pandemic, (2) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (3) fluctuations in our quarterly results of operations and other operating measures, (4) downturns in the markets we serve could materially adversely affect our revenues and profitability, (5) our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (6) the competitiveness of the markets for our products, (7) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (8) the effect of current and potential tariffs and global trade policies on the cost of our products, (9) our manufacturing capacity and operations may not be appropriate for future levels of demand, (10) our reliance on a small number of customers for a significant portion of our revenues, and (11) the risk that we may be unable to protect our proprietary technology and intellectual property rights. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Vancouver, Washington, nLIGHT employs over 1,200 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
VP, Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Products	$47,335	$36,930
Development	14,010	6,285
Total revenue	61,345	43,215
Cost of revenue:
Products	30,395	27,900
Development	13,305	5,814
Total cost of revenue(1)	43,700	33,714
Gross profit	17,645	9,501
Operating expenses:
Research and development(1)	11,710	8,538
Sales, general, and administrative(1)	11,714	7,700
Total operating expenses	23,424	16,238
Loss from operations	(5,779)	(6,737)
Other income (expense):
Interest income (expense), net	(74)	283
Other income (expense), net	26	(116)
Loss before income taxes	(5,827)	(6,570)
Income tax expense	322	905
Net loss	$(6,149)	$(7,475)
Net loss per share, basic	$(0.15)	$(0.20)
Net loss per share, diluted	$(0.15)	$(0.20)
Shares used in per share calculations:
Basic	40,048	37,846
Diluted	40,048	37,846

(1) Includes stock-based compensation as follows:	Three Months Ended March 31,
	2021	2020
Cost of revenues	$491	$345
Research and development	2,918	1,782
Sales, general and administrative	4,645	1,636
	$8,054	$3,763

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$185,638	$102,282
Accounts receivable, net	31,658	31,820
Inventory	58,804	54,706
Prepaid expenses and other current assets	9,548	11,767
Total current assets	285,648	200,575
Restricted cash	250	291
Lease right-of-use assets	18,153	12,302
Property, plant and equipment, net	46,127	44,480
Intangible assets, net	7,409	8,345
Goodwill	12,447	12,484
Other assets	5,038	5,167
Total assets	$375,072	$283,644

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,644	$21,057
Accrued liabilities	13,922	15,321
Deferred revenues	2,589	2,528
Current portion of lease liabilities	2,751	2,273
Current portion of long-term debt	—	184
Total current liabilities	42,906	41,363
Non-current income taxes payable	7,730	7,556
Long-term lease liabilities	15,846	10,375
Long-term debt	29	215
Other long-term liabilities	4,506	4,221
Total liabilities	71,017	63,730
Stockholders' equity:
Common stock - par value	15	15
Additional paid-in capital	449,496	358,544
Accumulated other comprehensive loss	(921)	(259)
Accumulated deficit	(144,535)	(138,386)
Total stockholders’ equity	304,055	219,914
Total liabilities and stockholders’ equity	$375,072	$283,644

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(6,149)	$(7,475)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,157	1,769
Amortization	1,560	1,392
Reduction in carrying amount of right-of-use assets	808	706
Provision for (recoveries of) losses on accounts receivable	(71)	67
Stock-based compensation	8,054	3,763
Deferred income taxes	(11)	—
Gain on disposal of assets	—	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	121	(53)
Inventory	(4,405)	(3,572)
Prepaid expenses and other current assets	2,183	923
Other assets	(428)	(1,488)
Accounts payable	1,437	4,582
Accrued and other long-term liabilities	(736)	(2,247)
Deferred revenues	64	1,312
Lease liabilities	(690)	(705)
Non-current income taxes payable	221	(52)
Net cash provided by (used in) operating activities	4,115	(1,079)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(291)	—
Purchases of property, plant and equipment	(3,134)	(15,185)
Capitalization of patents	(80)	(320)
Proceeds from sale of assets	—	41
Net cash used in investing activities	(3,505)	(15,464)
Cash flows from financing activities:
Proceeds from public offerings, net of offering costs	82,761	—
Proceeds from term loan	—	15,000
Principal payments on debt and financing leases	(372)	(16)
Proceeds from stock option exercises	574	558
Tax payments related to stock award issuances	(31)	(11)
Net cash provided by financing activities	82,932	15,531
Effect of exchange rate changes on cash	(227)	10
Net increase (decrease) in cash, cash equivalents, and restricted cash	83,315	(1,002)
Cash, cash equivalents, and restricted cash, beginning of period	102,573	117,293
Cash, cash equivalents, and restricted cash, end of period	$185,888	$116,291
Supplemental disclosures:
Cash paid (received) for interest	$66	$(384)
Cash paid for income taxes	241	605
Right-of-use assets obtained in exchange for lease liabilities	6,699	7,566
Accrued purchases of property, equipment and patents	1,698	744
Accrued offering costs	406	—

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
Net loss	$(6,149)	$(7,475)
Income tax expense	322	905
Other (income) expense, net	(26)	116
Interest (income) expense, net	74	(283)
Depreciation and amortization	3,717	3,161
Stock-based compensation	8,054	3,763
Acquisition and integration-related costs	—	50
Adjusted EBITDA	$5,992	$237

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended March 31,
	2021	2020
Net loss	$(6,149)	$(7,475)
Add back:
Stock-based compensation(1)	8,054	3,763
Amortization of purchased intangibles	717	656
Acquisition and integration-related costs	—	50
Non-GAAP net income (loss)	$2,622	$(3,006)

GAAP weighted-average shares outstanding	40,048	37,846
Participating securities	653	—
Non-GAAP weighted-average number of shares, basic	40,701	37,846
Dilutive effect of common stock equivalents	4,691	—
Non-GAAP weighted-average number of shares, diluted	45,392	37,846

Non-GAAP net income (loss) per share, basic	$0.06	$(0.08)
Non-GAAP net income (loss) per share, diluted	$0.06	$(0.08)
(1) There is no income tax effect related to the stock-based compensation adjustment due to the full valuation allowance in the U.S.